UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2014

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Senior Vice President, Chief Financial Officer

On February 11, 2014, Harris Corporation (the “Company” or “Harris”) announced that Mr. Miguel “Mick” Lopez has been named Senior Vice President, Chief Financial Officer of the Company. Mr. Lopez succeeds Mr. Gary L. McArthur, who is leaving the Company to pursue other career opportunities. Mr. McArthur’s departure is amicable, and there is no disagreement between him and the Company on any matter relating to the Company’s financial condition or financial reporting.

In connection with the transition, the Company entered into an employment offer letter agreement with Mr. Lopez (the “Offer Letter Agreement”), pursuant to which he began serving as Senior Vice President, Chief Financial Officer of the Company, effective February 10, 2014. To assist in the transition of his duties, Mr. McArthur is expected to continue as an employee of the Company through February 28, 2014, during which time he will be paid a salary and receive benefits at current levels. It is anticipated that the Company and Mr. McArthur will discuss a mutual separation arrangement in the near future.

Mr. Lopez, age 54, joins the Company after most recently serving from November 2011 to November 2013 as Chief Financial Officer of Aricent Group, a high-technology global services company. Prior to Aricent, he held positions at Cisco Systems, Inc. from 2007 to 2011, including as Vice President, Corporate Planning and Pricing and Vice President, Corporate Finance and Operations. From 2003 to 2007, he served at Tyco International, where he was promoted to Vice President, Strategy and Business Development, Tyco Fire and Safety, after serving as Chief Financial Officer, ADT Security Systems North America. Previously, he spent 16 years at IBM Corporation in roles of increasing responsibility and began his career at KPMG. Mr. Lopez received his B.S. degree in finance and accounting from Georgetown University and his M.B.A. degree from the University of Chicago. He is also a certified public accountant.

Offer Letter Agreement with Mr. Lopez

The Offer Letter Agreement, which was approved by the Management Development and Compensation Committee of the Board of Directors of the Company and entered into on February 4, 2014, provides for the following compensation and benefits:

•	Mr. Lopez will receive an initial base salary at the annual rate of $525,000;

•	Mr. Lopez will be eligible to receive an annual cash incentive under the Company’s Annual Incentive Plan (“AIP”) with a target value of 75% of his base salary. Such cash incentive award will be paid based upon the achievement of pre-established annual business operating metrics and successful completion of personal performance objectives. For fiscal 2014, Mr. Lopez’s annual cash incentive payment under the AIP shall not be less than the equivalent of a pro-rated “at target” payment;

•	Mr. Lopez will be granted on March 3, 2014, the first trading date of the month following his start date, 12,500 restricted stock units under the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”). Such restricted stock units will vest on March 3, 2017 if Mr. Lopez is still employed by the Company on such date and will be governed by the Company’s Restricted Stock Unit Award Agreement Terms and Conditions in effect as of June 29, 2013;

•	commencing with fiscal 2015, Mr. Lopez will be entitled to receive an annual equity grant under the Equity Incentive Plan with a target value of $1,200,000, calculated and having terms and conditions consistent with grants to the Company’s other executive officers;

•	Mr. Lopez will be entitled to relocation benefits to assist with his move from Westport, Connecticut to Melbourne, Florida;

•	Mr. Lopez will be entitled to a one-time cash allowance not to exceed $10,000 to cover the legal fees incurred in connection with the negotiation of the terms of his employment; and

•	Mr. Lopez will be entitled to participate in the Company’s 401(k) Retirement Plan, Supplemental Executive Retirement Plan, Performance Reward Plan and employee health and welfare plans on the same terms and conditions as the Company’s other executive officers.

The Offer Letter Agreement does not provide for a term of employment. However, if Mr. Lopez’s employment is terminated within 24 months of his start date by the Company other than for “cause” (as defined in the Offer Letter Agreement) or by Mr. Lopez as a result of a “constructive termination” (as defined in the Offer Letter Agreement), subject to his execution and delivery of a general release of claims against the Company, he will be entitled to receive a severance payment equal to the product of (i) two and (ii) the aggregate of his then-current annual base salary and annual cash incentive compensation under the AIP at target.

The Offer Letter Agreement also provides that Mr. Lopez will be entitled to enter into an Executive Change in Control Severance Agreement in the form filed as Exhibit 10(o) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2010 (the “CiC Agreement”). In the event of a change in control of the Company (as defined in the CiC Agreement), Mr. Lopez will be entitled to the compensation and benefits under the CiC Agreement in lieu of any compensation and benefits pursuant to the Offer Letter Agreement if his employment terminates within two years following a change in control of the Company under the circumstances provided in the CiC Agreement. Generally, these severance benefits will include:

•	payment of all accrued compensation, a pro-rated bonus and any unpaid accrued vacation pay;

•	a lump sum severance payment equal to two (2) times Mr. Lopez’s highest annual rate of base salary during the 12-month period prior to the date of termination plus two (2) times the greatest of Mr. Lopez’s highest annual bonus in the three fiscal years prior to the change in control, his target bonus for the year during which the change in control takes place or his target bonus for the year in which his employment is terminated;

•	continuation of medical, dental, accident, disability, life insurance and any similar benefits for up to two years; and

•	reimbursement of relocation expenses related to the pursuit of other business opportunities incurred within two years following the date of termination, recruitment or placement services and reimbursement for tax and financial services.

The form of CiC Agreement does not provide for any tax gross-ups of excise taxes that may be imposed by Internal Revenue Service rules or regulations.

In connection with the Offer Letter Agreement, Mr. Lopez also entered into an Employee Agreement which contains non-disclosure, non-solicitation and non-competition covenants for the benefit of the Company.

The naming of Mr. Lopez as Senior Vice President, Chief Financial Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Lopez and any director or other executive officer of the Company and there are no related party transactions between the Company and Mr. Lopez reportable under Item 404(a) of Regulation S-K.

The foregoing description of the terms and conditions of the Offer Letter Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Offer Letter Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2014.

Item 7.01	Regulation FD Disclosure

On February 11, 2014, the Company issued a press release announcing that Mr. Miguel “Mick” Lopez has been named Senior Vice President, Chief Financial Officer of the Company. Mr. Lopez succeeds Mr. Gary L. McArthur, who is leaving the Company to pursue other career opportunities. A copy of the press release announcing the Chief Financial Officer transition is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

99.1 Press Release, issued by Harris Corporation on February 11, 2014 (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

February 11, 2014	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on February 11, 2014 (furnished pursuant to Item 7.01)